UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2020

CERECOR INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-37590		45-0705648
(Commission File Number)		(IRS Employer Identification No.)

540 Gaither Road, Suite 400, Rockville, Maryland 20850 (Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CERC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

Effective April 24, 2020, the board of directors (the “Board”) of Cerecor Inc. (the “Company”) appointed Christopher Sullivan to Interim Chief Financial Officer. Mr. Sullivan will serve as the Company’s “principal financial officer” and “principal accounting officer” for SEC filing purposes.

Mr. Sullivan, age 36, brings to the Company his strong technical and SEC reporting background, along with his wealth of financial knowledge, including experience with multiple forms of capital raises, based on leading accounting and finance functions at various health sciences, biotech and pharmaceutical companies. Prior to being named the Company’s Interim Chief Financial Officer, Mr. Sullivan was the Vice President of Finance at the Company and served various other escalating roles since joining the Company in April 2018. Prior to joining the Company, Mr. Sullivan was the Corporate Controller for Sucampo Pharmaceuticals, Inc. (NASDAQ: SCMP) from August 2017 through April 2018, when it was merged with Mallinckrodt in a $1.2 billion transaction. From November 2015 through August 2017, Mr. Sullivan was the Corporate Controller for OpGen Inc. (NASDAQ: OPGN), a microbial genetics analysis company, and prior to that was a Senior Manager at Ernst & Young, LLP where he was employed from August 2005 through October 2015. Mr. Sullivan received his B.S. degrees in Accounting and Finance from the University of Maryland, College Park and is a Certified Public Accountant.

Mr. Sullivan has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Mr. Sullivan had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Prior to his appointment to Interim Chief Financial Officer, Mr. Sullivan was party to an employment agreement, dated September 26, 2019 (the “Employment Agreement”).

Mr. Sullivan is eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to other senior executives of the Company.

In the event that the Employment Agreement is terminated by the Company without “Cause” or by Mr. Sullivan for “Good Reason” (each as defined in the Employment Agreement), in each case subject to Mr. Sullivan entering into and not revoking a separation agreement in a form acceptable to the Company, Mr. Sullivan will be eligible to receive:

•	accrued benefits under the Employment Agreement through the termination date;

•	severance payments equal to his then-current base salary for a period of 12 months, as well as a prorated annual bonus earned in the year in which the termination occurs;

•	vesting of all time-based equity grants; and

•
if he timely elects and remains eligible for continued coverage under COBRA, the COBRA premiums necessary to continue the health insurance coverage in effect for Mr. Sullivan and his covered dependents prior to the date of termination, until the earliest of (x) 12 months after Mr. Sullivan’s termination; (y) expiration of Mr. Sullivan’s continuation coverage under COBRA; or (z) the date when Mr. Sullivan is eligible for substantially equivalent health insurance from another employer.

In the event that Mr. Sullivan’s employment is terminated by the Company without “Cause” by a successor company following a change in control, Mr. Sullivan will be eligible to receive:

•	accrued benefits under the Employment Agreement through the termination date; and

•	severance payments equal to his then-current base salary for a period of 12 months, as well as a prorated annual bonus earned in the year in which the termination occurs.

Subject to any termination, Mr. Sullivan will be subject to a confidentiality covenant, a 6-month non-competition covenant, and a 12-month non-solicitation and non-interference covenant.

In connection with Mr. Sullivan’s appointment to Interim Chief Financial Officer, the Company and Mr. Sullivan entered into a Letter Agreement dated April 23, 2020 (the “Letter Agreement”). Pursuant to the Letter Agreement, Mr. Sullivan’s base salary was increased to $250,000 per year, subject to review and adjustment by the Board from time to time. Mr. Sullivan will also receive a $125,000 retention bonus, payable at the six-month anniversary of the date of his appointment to Interim Chief Financial Officer.

Effective April 24, 2020 (the “Separation Date”), the Company’s Chief Financial Officer, Joseph Miller, resigned in his capacity of Chief Financial Officer of the Company. Mr. Miller was serving as the Company’s principal financial officer and principal accounting officer. Mr. Miller’s resignation was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Simultaneously with his resignation, Mr. Miller was appointed to serve on the Company’s Board of Directors, as disclosed below.

(d)

On April 24, 2020, the Board of the Company appointed Suzanne Bruhn, Ph.D. and Joseph Miller to the Board, effective immediately. Dr. Bruhn and Mr. Miller will serve as directors until the 2020 Annual Meeting of Stockholders (the “2020 Meeting”) or until her or his successor is duly elected and qualified.

Dr. Bruhn, 56, brings to the Company her extensive experience in the biopharmaceutical industry, including her expertise in the development, commercialization and partnering of products for the treatments for serious and rare diseases. Dr. Bruhn currently serves as the President and Chief Executive Officer, and as a director of Tiaki Therapeutics, Inc., a private biotechnology company. Prior to that she served as the President and Chief Executive Officer, and as a director of Proclara Biosciences, Inc., a clinical-stage biotechnology company, or Proclara, from April 2017 to September 2018. Prior to joining Proclara, from May 2012 to November 2015, Dr. Bruhn served as President and Chief Executive Officer and as a director of Promedior Inc. She served as a member of the board of directors of Raptor Pharmaceuticals Corp., a publicly-traded commercial-stage biopharmaceutical company focused on rare diseases, from April 2011 until it was acquired by Horizon Pharma plc in October 2016. She served as a member of the board of directors of Novelion Therapeutics Inc., a publicly traded commercial-stage company focused on rare diseases, from October 2017 until January 2020. Previously, Dr. Bruhn served in a number of roles of increasing responsibility at Shire plc, a publicly-traded biopharmaceutical company, from December 1998 until February 2012, most recently as Senior Vice President, Strategic Planning and Program Management. Dr. Bruhn currently also serves on the board of directors of Aeglea BioTherapeutics, Inc., a publicly-traded biotechnology company focused on the treatment of rare genetic diseases and cancer, Retrophin, Inc., a publicly-traded biopharmaceutical company focused on identifying, developing and delivering life-changing therapies to people living with rare diseases, and Pliant Therapeutics, Inc., a private biotechnology company. Dr. Bruhn received her B.S. degree in Chemistry from Iowa State University and her Ph.D. in Chemistry from Massachusetts Institute of Technology.

Mr. Miller, age 46, brings over 20 years of experience and a wealth of financial knowledge as a senior executive with extensive hands-on experience in managing financial operations and supporting enterprise growth across the health sciences, biotech and pharmaceutical sectors. Mr. Miller served as the Company’s Chief Financial Officer and principal financial officer from July 2018 until April 2020. Mr. Miller served as the Company’s principal executive officer from April 2019 to February 2020. Prior to joining Cerecor, Mr. Miller was the Vice President of Finance at Sucampo Pharmaceuticals, Inc. (NASDAQ: SCMP) from 2015 through April 2018 where he was responsible for building out the finance organization to effectively support the company's rapid growth, ultimately resulting in the $1.2 billion merger with Mallinckrodt in early 2018. From 2006 through 2015, Mr. Miller was the Senior Director of Accounting at QIAGEN and from 2002 to 2006 he served as Vice President of Finance and Chief Financial Officer of Eppendorf-5Prime. Mr. Miller began his career at KPMG LLP. Mr. Miller holds a B.S. degree in accounting from Villanova University and is a Certified Public Accountant.

There are no arrangements or understandings between Dr. Bruhn or Mr. Miller and any other person pursuant to which she or he was selected as a director of the Company, and there is no family relationship between Dr. Bruhn or Mr. Miller and any of the Company’s other directors or executive officers. Dr. Bruhn and Mr. Miller will be eligible for Board compensation pursuant to the Company’s Non-Employee Director Compensation Plan.

There are no related party transactions between Dr. Bruhn and the Company or Mr. Miller and the Company, and the Board believes that Dr. Bruhn satisfies the independence requirements of Rule 5605(a)(2) of the NASDAQ Stock Market listing rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

(e)

On April 24, 2020, the Company and Simon Pedder entered into a Separation Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, Dr. Pedder resigned as a Company employee effective April 24, 2020 (the “Termination Date”). Dr. Pedder will remain on the Board until the 2020 Meeting, at which point, he will not stand for re-election. Effective April 24, 2020, the Company appointed Sol Barer, a current Company director, to Chairman of the Board. Pursuant to the Separation Agreement, Dr. Pedder will serve as a special advisor to the Board for a period of up to 18 months following the 2020 Meeting (the “Consulting Period”).

Pursuant to the Separation Agreement, Dr. Pedder will receive, from the Termination Date through the end of the Consulting Period, (i) continued vesting of his Restricted Stock Award and Time-Based Options, as those terms are defined in the Separation Agreement; and (ii) cash and equity payments in accordance with the Company’s non-employee director compensation policy. As of the Termination Date, Dr. Pedder will forfeit other stock options previously granted to him with vesting based on the share price of the Company’s stock.

At the end of the Consulting Period, Dr. Pedder will receive: (i) payments equal to $840,000, payable over 18-months; (ii) 18 months’ expedited vesting of all time-based equity grants that would have vested within 18 months after the end of the Consulting Period; and (iii) an extension of the term of exercise for all outstanding equity grants to two years following the end of the Consulting Period.

The foregoing summaries of the material terms of the Employment Agreement, the Letter Agreement and the Separation Agreement are qualified in their entirety by reference to the complete text of the agreements, copies of which are filed respectively as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference.

 Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated September 26, 2019, by and between Cerecor Inc. and Christopher Sullivan.

10.2	Letter Agreement, dated April 23, 2020, by and between Cerecor Inc. and Christopher Sullivan.

10.3	Separation Agreement, dated April 24, 2020, by and between Cerecor Inc. and Simon Pedder.

99.1	Press release dated April 24, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.

Date: April 27, 2020	/s/ Michael F. Cola
Michael F. Cola
Chief Executive Officer

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